UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 15, 2018, EVO Transportation & Energy Services, Inc. (the “Company”) and EVO Merger Sub, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ursa Major Corporation, a Wisconsin corporation (“Ursa Major”), John Lampsa, and Ursula Lampsa (together, the “Lampsas”). The Merger Agreement provides for the merger of Merger Sub with and into Ursa Major, with Ursa Major surviving as a wholly-owned subsidiary of the Company (the “Merger”). Ursa is based in Oak Creek, Wisconsin and is engaged in the business of providing freight trucking and truck repair services and of selling spare truck parts.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Ursa Major issued and outstanding immediately prior to the Effective Time (other than shares held by Ursa Major, which will be cancelled) will be converted into the right to receive a pro rata share of 800,000 shares of common stock, par value $0.0001, of the Company’s common stock.

The Company, Ursa Major and the Lampsas, as the equity holders of Ursa Major, have made representations and warranties to each other in the Merger Agreement. The Lampsas have agreed, among other things, not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request from third parties regarding other proposals to acquire Ursa Major, and not to engage in any discussions or negotiations regarding any such proposal, or furnish to any third party non-public information regarding Ursa Major. Ursa Major has also agreed to certain other restrictions on its ability to respond to any such proposals. The Merger Agreement also includes certain termination rights for both the Company and the Lampsas under certain specific circumstances, including if the Effective Time has not occurred by January 31, 2019.

The completion of the Merger is subject to customary closing conditions, including, among others, the exchange of closing certificates and executed transaction documents, including an employment agreement between the Company and John Lampsa and lease agreements between Ursa Major and certain affiliates of Ursa Major for leased real property used in Ursa Major’s business in form and substance acceptable to the Company, the accuracy of the other party’s representations and warranties (subject to customary qualifications), the other party’s material compliance with its covenants and agreements contained in the Merger Agreement, and receipt of all approvals, consents and waivers required by the Merger Agreement. The Merger Agreement contains customary representations and warranties, covenants and indemnification obligations. The Merger is expected to be completed on or about January 9, 2019, or if the conditions to closing identified in the Merger Agreement have not yet been satisfied as of such date, as soon thereafter as such conditions have been satisfied or waived, but no later than January 31, 2019. However, there can be no assurance that the Merger will be consummated.

The foregoing summary description of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Stock Purchase Agreement

On December 15, 2018, EVO Equipment Leasing, LLC, a Delaware limited liability and a wholly-owned subsidiary of the Company (“EVO Equipment”), entered into a stock purchase agreement (the “Purchase Agreement”) with the Lampsas pursuant to which EVO Equipment agreed to acquire all of the issued and outstanding shares (the “JBL Shares”) in JB Lease Corporation, a Wisconsin corporation (“JB Lease”), from the Lampsas. JB Lease is based in Oak Creek, Wisconsin, and is engaged in the business of leasing trucks and trailers for freight trucking.

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Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), EVO Equipment will pay the Lampsas $2,500,000, assume approximately $12,000,000 in existing JB Lease indebtedness, and issue a promissory note in the principal amount of approximately $6,430,000 to the Lampsas (the “JB Lease Note”). The JB Lease Note will be interest-free for the period beginning on the date of Closing until March 31, 2019 and will be secured by the JBL Shares and 100% of the equity in Ursa Major. Beginning March 31, 2019, the JB Lease Note will provide for monthly principal payments of $50,000 and will bear interest at a rate of 9% per annum.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, among others, the exchange of closing certificates and executed transaction documents, including evidence satisfactory to the Lampsas that all personal guarantees granted by them for JB Lease indebtedness have been released and terminated, the accuracy of the other party’s representations and warranties (subject to customary qualifications), and the other party’s material compliance with its covenants and agreements contained in the Purchase Agreement. The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations. The Purchase Agreement is expected to close on or about January 9, 2019, or if the conditions to closing identified in the Purchase Agreement have not yet been satisfied as of such date, as soon thereafter as such conditions have been satisfied or waived, but no later than January 31, 2019. However, there can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated.

The foregoing summary description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

On December 20, 2018, EVO Transportation & Energy Services, Inc. issued a press release announcing its entry into the Merger Agreement and the Purchase Agreement, as well as its acquisition of W.E. Graham, Inc., a Tennessee corporation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is filed as part of this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 15, 2018 between EVO Transportation & Energy Services, Inc., Ursa Major Corporation, EVO Merger Sub, Inc., John Lampsa and Ursula Lampsa*
2.2	Stock Purchase Agreement dated December 15, 2018 between EVO Equipment Leasing, LLC, John Lampsa and Ursula Lampsa*
99.1	Press Release dated December 20, 2018.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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